Exhibit 10.2
Lepota Inc.
Lelushenko 11, Unit 65, Rostov on Don
Russian Federation 344000

August, 2014

Iurii Iurtaev
Lelushenko 11, Unit 65, Rostov on Don
Russian Federation 344000

Dear Sir:

Re:  Сomapny Services Agreement
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This letter will confirm the agreement  between  Iourii Iurtaev  ("Iurtaev") and Lepota,  Inc.  ("Lepota"), whereby  Iurtaev  will  provide services of a company Director required by Lepota for a fee of $500 per month.

The term of this Agreement shall commence on August 1, 2014 and continue for a period of 12 months.  Thereafter,  this Agreement  shall  continue on a  month-to-month basis until terminated by either party on one month's written notice.

If these terms are acceptable  to you,  please  confirm by signing in the space provided below.

Yours Truly,

LEPOTA, INC.
Director

PER: /s/ Iurii Iurtaev

IURII IURTAEV

AGREED AND CONFIRMED this 1ST

day of August, 2014

/s/ Iurii Iurtaev
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IURII IURTAEV